CONSENT OF FINANCIAL ADVISOR


nStor Technologies, Inc.
West Palm Beach, Florida

We hereby consent to the use in this Registration Statement on Form S-4 of nStor Technologies, Inc. of our fairness opinion, dated August 4, 1999.

FLEMMING, LESSARD & SHIELDS LLC

/s/ Gary L. Shields, CFA
------------------------
Gary L. Shields, CFA

La Jolla, California
September 10, 1999